UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2006

___________________________________________________________

IGI, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware (State or Other Jurisdiction of Incorporation)	001-08568 (Commission File Number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2006 the American Stock Exchange ("AMEX") notified the Registrant that it accepted the Registrant's plan of compliance and granted the Registrant an extension of time until December 12, 2007 to regain compliance with the AMEX's continued listing standards. The Registrant will be subject to periodic review by AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the plan period on December 12, 2007 will likely result in the AMEX immediately commencing delisting proceedings.

A copy of the Registrant's press release regarding acceptance of the Registrant's plan of compliance is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated September 5, 2006 Announcing Notice From American Stock Exchange of Acceptance of Plan of Compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

By: /s/ Frank Gerardi

Frank Gerardi

Chairman & Chief Executive Officer

Date:	September 7, 2006

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated September 5, 2006 Announcing Notice From the American Stock Exchange of Acceptance of Plan of Compliance.